SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                  Form 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) January 31, 2001


                        PSE&G Transition Funding LLC
           (Exact name of registrant as specified in its charter)


            Delaware                 333-83635               22-3672053
            --------                 ---------               ----------
  (State or Other Jurisdiction      (Commission           (I.R.S. Employer
        of Incorporation)            File No.)            Identification No.)


                            80 Park Plaza, T-4D
                              Newark, NJ 07102
            (Address of Principal Executive Offices) (Zip Code)


                               (973) 297-2227
             Registrant's telephone number, including area code


                               Not Applicable
       (Former name or former address, if changed since last report)




Item 5.  Other Events

               The Registrant registered issuances of Transition Bonds on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 by a Registration Statement on Form S-3 (Registration File No. 333-83635). Pursuant to this Registration Statement, the Registrant issued and sold $2,525,000,000 in aggregate principal amount of Transition Bonds, Series 2001-1. The transaction was closed on January 31, 2001. In connection with this transaction, the Registrant entered into the material agreements, executed and filed the certificate and received the opinions attached hereto as exhibits.

Item 7.  Financial Statements and Exhibits

        A list of the Exhibits filed herewith is attached hereto.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PSE&G Transition Funding LLC


                                    By: /s/ James T. Foran
                                        ------------------------------
                                        Name:  James T. Foran
                                        Title: General Corporate Counsel

Dated: February 7, 2001



                               EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

1.1 Underwriting Agreement dated as of January 25, 2001 among Public Service Electric and Gas Company, PSE&G Transition Funding LLC and Lehman Brothers, Inc., on behalf of itself and as the representative of the several underwriters named therein

4.1.1 Amended and Restated Limited Liability Company Agreement of PSE&G Transition Funding LLC dated as of January 31, 2001

4.2.1 Amended and Restated Certificate of Formation of PSE&G Transition Funding LLC dated as of January 25, 2001, which was filed with the Delaware Secretary of State's Office on January 26, 2001

4.3.1 Indenture dated as of January 31, 2001 between PSE&G Transition Funding LLC and The Bank of New York

4.3.2 Series Supplement dated as of January 31, 2001 between PSE&G Transition Funding LLC and The Bank of New York

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Transition Bonds

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to material federal income tax matters

8.2 Opinion of Wilentz, Goldman & Spitzer, P.C. with respect to material State of New Jersey tax matters

10.1 Bondable Transition Property Sale Agreement dated as of January 31, 2001 between Public Service Electric and Gas Company and PSE&G Transition Funding LLC

10.2 Servicing Agreement dated as of January 31, 2001 between PSE&G Transition Funding LLC and Public Service Electric and Gas Company